UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2008

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 17th Street, Suite 2800S Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(720) 204-1150
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On October 16, 2008, Nacel Energy Corporation (the Company or Registrant) announced that it had retained the four wind energy projects delivered to the Company, rather than accept the proposal of its former CEO, Mr. Dan Leach, to transfer the wind energy projects back to him in exchange for his 1,250,000 shares of the Company’s common stock.

The four wind energy projects retained by the Company are the 20MW Blue Creek and 20MW Channing Flats wind energy projects, located in the Texas panhandle; the proposed three phase 600MW wind energy project known as Nacel Ridge, located in the Dominican Republic; and a Kansas wind energy project for which a feasible location has yet to be secured.

Following Mr. Leach’s departure, the Company reached an agreement with new wind power project managers and technical consultants (see the Company’s Form 8-K dated August 27, 2008) and resumed its work in advancing development of the retained projects. Accordingly, the Company anticipates it will be able to provide periodic updates to shareholders and interested parties regarding progress concerning its wind power projects, beginning in the near term.

For additional details and background concerning the Company’s wind energy projects and business, see the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008.

A copy of the press release is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: October 16, 2008	By: /s/ Brian Lavery
Brian Lavery, President and Principal Executive Officer